Exhibit 10.1

 LOAN AGREEMENT
THIS LOAN AGREEMENT is made and entered into this 10th day of March, 2020, by and between ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation (the
"Borrower"), and VAST BANK, N.A. (the "Lender").
RECITALS
A. The Borrower has requested that the Lender make a term loan to the Borrower in the principal amount of $3,474,600.
B. The Lender is willing to make the requested loan, but only upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
1.1 Certain Terms. Unless the context otherwise requires, the following terms used herein shall be construed and controlled by the following definitions:
"Affiliate" means, with respect to any Person, any other Person who has a relationship with such Person whereby either such other Person directly or indirectly controls, is controlled by or is under common control with the other, or holds or beneficially owns 10% or more of the equity interest in the other or 10% or more of any class of voting securities of the other. For purposes of this definition, a Person has "control" over another Person if such Person has the ability to exercise a controlling influence over the management and policies of the other Person.
"Agreement" (and such terms as "herein," "hereof," "hereto," "hereby," "hereunder" and the like) means this Loan Agreement, together with all exhibits and schedules attached hereto.
"Anti-Corruption Laws" means all Laws of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar Law in any applicable jurisdiction.
"Borrower" is defined in the introductory paragraph of this Agreement.
"Business Day" means any day, other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Oklahoma, on which the Lender is open for substantially all of its normal banking functions.
"Capitalized Lease Obligations" of a Person means the amount of the obligations of such
Person under capital leases which should be recorded as a liability of such Person in accordance with GAAP.

"Charter Documents" means (i) the certificate of incorporation of the Borrower filed with the Oklahoma secretary of state on September 19, 1989 (ii) the bylaws of the Borrower dated as of September 19, 1989 and (iii) any other internal governance documents of the Borrower, as any of the foregoing may be amended, modified or restated from time to time (subject, however, to the provisions of Section 5.11).
"Chymiak" means David E. Chymiak.
"Chymiak Guaranty" means that certain Guaranty and Covenant Agreement dated as of
June 30, 2019, made by Chymiak in favor of the Borrower.
"Chymiak Pledge" means that certain [Pledge Agreement] dated as of June 30, 2019, made by Chymiak in favor of the Borrower.
"Closing" means the date and time, as specified in Section 7.1, on which the Loan
Documents are delivered by the parties and the Loan is advanced to the Borrower.
"Collateral" means (i) the Personal Property Collateral, (iii) all of the Borrower's rights in and to the Leveling 8 Mortgages and the Leveling 8 Note, (iv) all of the Borrower's rights in and to the Chymiak Guaranty and the Chymiak Pledge, and (v) any other Property in which the Lender is granted a Lien to secure repayment of the Indebtedness (or any portion thereof) pursuant to the terms of any of the Loan Documents.
"Collateral Documents" is defined in Section 2.11.
"Debt" means any liability, indebtedness or obligation which, in accordance with GAAP, should be recorded as a liability of such Person.
"Default" means the existence or occurrence of any event or circumstance which, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.
"Default Rate" means, for any period following the occurrence of a Default, a per annum rate of interest that is 4% higher than the interest rate that would otherwise be in effect if such
Default had not occurred.
"Distribution" means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of common stock or other equity interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest in such Person or any option, warrant or other right to acquire any equity interest in such Person.
"EBITDA" means, with reference to any period of time, net income (or loss) of a Person for such period, plus, to the extent deducted from revenues in determining net income, (i) interest expense, (ii) expense for income taxes paid or accrued, (iii) depreciation and (iv) amortization.
"Environmental Laws" means any and all Federal, state, local, foreign and other applicable statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions,

grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the
Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental
Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any
Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous
Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as in effect from time to time.
"Event of Default" means the occurrence or existence of any of the events or circumstances specified in Article VIII of this Agreement.
"Fixed Charge Coverage Ratio" means for any period of determination, the ratio of
(i) EBITDA of the Borrower for the then most recently ended four fiscal quarters, to (ii) the current maturities of all Funded Debt of the Borrower (other than current maturities of the Loan) for the next ensuing four fiscal quarters, plus interest expense of the Borrower (other than interest on the
Loan) during the then most recently ended four fiscal quarters.
"Funded Debt" means, as to any Person, without duplication, (i) Debt of such Person for money borrowed, (ii) Debt of such Person which represents seller financing of the unpaid purchase price of goods or services (if incurred for such purpose in lieu of borrowing money or using available funds to pay such amount) and which is payable over a term of more than six months (or which permits such Person, at its option, to defer payment for more than six months), (iii) Debt of such Person evidenced by a promissory note, bond, debenture or other like obligation to pay money, and (iv) Capitalized Lease Obligations of such Person.
"GAAP" means generally accepted accounting principles in the United States applicable to commercial entities as set forth in the U.S. GAAP Accounting Standards Codification issued by the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
"Governmental Authority" means any court or any administrative or governmental department, commission, board, bureau, authority, agency or body of any governmental entity, whether national, federal, state, county, city, municipal or otherwise.
"Governmental Requirements" means all laws, orders, decrees, ordinances, rules and regulations of any Governmental Authority.
"Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing

Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;
provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
"Indebtedness" means and includes all liabilities, obligations or indebtedness of the
Borrower to the Lender of every kind and description, now existing or hereafter incurred, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, and whether or not of the same or a similar class or character as the Loan and whether or not contemplated by the
Lender or the Borrower, together with future advances and all extensions and renewals, and including (i) all liabilities, obligations and indebtedness of the Borrower to the Lender arising out of or related to this Agreement, the Loan, the Note or any other of the Loan Documents, and (ii)
all liabilities, obligations and indebtedness of the Borrower to the Lender or any of its Affiliates in
respect of any Treasury Management Agreement.
"Laws" means and includes laws, statutes, rules, regulations, ordinances and codes of any
Governmental Authority.
"Lender" is defined in the introductory paragraph of this Agreement.
"Leveling 8" means Leveling 8 Inc., an Oklahoma corporation.
"Leveling 8 Mortgages" means (i) that certain Mortgage with Power of Sale, Assignment of Leases and Rents, Security Agreement and Fixture Filing filed on July 8, 2019 in the Pettis
County, Missouri Recorder of Deeds, between David Chymiak, LLC, as Mortgagor, and the
Borrower, as Mortgagee, (ii) that certain Mortgage with Power of Sale, Assignment of Leases and
Rents, Security Agreement and Fixture Filing filed on July 9, 2019 in the Bucks County,
Pennsylvania Recorder of Deeds, between David Chymiak, LLC, as Mortgagor, and the Borrower, as Mortgagee and (iii) that certain Mortgage with Power of Sale, Assignment of Leases and Rents,
Security Agreement and Fixture Filing filed on July 8, 2019 in the Tulsa County, Oklahoma

County Clerk Office, between David Chymiak, LLC, as Mortgagor, and the Borrower, as
Mortgagee.
"Leveling 8 Note" means that certain $6,375,000 Promissory Note dated as of June 30,
2019, made by Leveling 8 in favor of the Borrower.
"Leveling 8 Obligations" means all liabilities, obligations and indebtedness, of every kind and description and howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising, and whether joint, several, or joint and several, of
Leveling 8 to the Borrower, including the liabilities, obligations and indebtedness of Leveling 8 arising under or evidenced by the Leveling 8 Note.
"Lien" means any mortgage, pledge, lien, tax lien, security interest, assignment, charge, restriction, claim or other encumbrance, whether statutory, consensual or otherwise, which is granted, created or suffered to exist by the Borrower on any of its Properties.
"Loan" is defined in Section 2.1.
"Loan Documents" means this Agreement, the Note, the Collateral Documents, and all other security agreements, pledge agreements, deeds of trust, assignments, financing statements, stock powers, agreements and documents executed or issued or to be executed or issued pursuant to this Agreement or in connection with the Loan or the grant, creation, perfection or continuation of the Liens to be granted to the Lender in and to the Collateral pursuant to this Agreement.
"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition
(financial or otherwise) or prospects of the Borrower; (b) a material impairment of the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party;
or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.
"Note" means the promissory note to be made, executed and delivered by the Borrower pursuant to Section 2.4 in order to evidence the Loan.
"PATRIOT Act" means the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318.
"Permit" means any permit, certificate, consent, franchise, concession, license, authorization, approval, filing, registration or notification from or with any Governmental
Authority or other Person.
"Permitted Liens" is defined in Section 5.1.
"Person" means and includes any individual, sole proprietorship, corporation, partnership
(whether general, limited, limited liability or special), joint venture, limited liability company, institution, trust, association, organization (whether or not a legal entity), or Governmental
Authority.

"Personal Property Collateral" means all inventory, accounts, cash and accounts receivable, whether now owned and existing or hereafter acquired or arising, together with all accessions thereto, substitutions and replacements therefor, and all proceeds of any of the foregoing.
"Property" means any asset or property, whether real, personal or mixed, tangible or intangible, which is now or at any time hereafter owned, operated or leased by the Borrower.
"Related Parties" means, with respect to any Person, such Person's Affiliates and the shareholders, members, partners, directors, officers, employees, agents and advisors of such
Person and of such Person's Affiliates.
"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department
of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the
European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or
Persons described in the foregoing clauses (a) or (b).
"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or
the U.S. Department of State, or (b) the United Nations Security Council, the European Union,
any European Union member state or Her Majesty’s Treasury of the United Kingdom.
"Security Agreement" means the Security Agreement to be executed and delivered by the
Borrower pursuant to Section 2.11(a).
"Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such
Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Transfer" means and includes any form of sale, transfer, conveyance, lease or other disposition of a Property, whether through a single transaction or a series of related transactions.
"Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.
"UCC" means the Uniform Commercial Code as adopted and in effect in the State of
Oklahoma or any other applicable jurisdiction.
1.2 Accounting Terms and Calculations. Accounting and financial terms used herein and not otherwise defined with respect to the Borrower's financial statements and financial position have the meanings assigned to them pursuant to GAAP. All financial calculations required to be made hereunder with respect to the Borrower shall be made in accordance with GAAP (except as otherwise expressly provided herein).
1.3 Terms Defined in UCC. Unless the context otherwise requires, terms used herein that are defined in the UCC (such as the terms "accounts," "equipment," "fixtures," "general intangibles," "inventory" and "proceeds") have the respective meanings set forth therein.
1.4 Construction. The following rules of construction shall apply, unless the context otherwise requires: (i) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa; (ii) the descriptive headings of the Articles and Sections of this
Agreement are inserted for convenience only and shall not be used in the construction of the content of this Agreement; (iii) the term "or" is not exclusive; (iv) the term "including" (or any form thereof) shall not be limiting or exclusive; and (v) all references to any of the Loan
Documents include any and all modifications, amendments or supplements thereto and any and all renewals and extensions thereof.

ARTICLE II
TERMS OF THE LOAN
2.1 Amount of Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties contained herein and therein, the Lender agrees to make a $3,474,600 term loan to the Borrower (the "Loan") at
Closing.
2.2 Use of Proceeds. The proceeds of the Loan shall be used by the Borrower for general working capital purposes.
2.3 Disbursement. Subject to the Borrower's satisfaction of all applicable conditions precedent as set forth in this Agreement, the Loan will be made to the Borrower at Closing.
2.4 Note. To evidence the Loan, the Borrower will make, execute and deliver the Note to the Lender at the Closing. Notwithstanding the principal amount stated on the face of the Note, the actual principal amount due from the Borrower on account of the Note will be the sum of all advances actually made pursuant to the Loan, less all principal payments actually received by the

Lender in collected funds. The advances made by the Lender and the principal payments received from the Borrower under the Loan will be recorded by the Lender in its books and records, and the unpaid principal balance so recorded will be considered presumptive evidence of the principal amount owing on the Note, absent manifest error.
2.5 Interest.
2.5.1. Contract Rate. The unpaid principal amount from time to time outstanding under the Note shall bear interest at a fixed rate equal to 6.00% per annum.
2.5.2. Post-Default Interest. Upon the occurrence of any Event of Default and continuing thereafter until cured to the satisfaction of the Lender, the unpaid principal amount outstanding under the Note will bear interest at the Default Rate.
2.5.3. Computation of Interest. Interest on the Note shall be computed on the basis of a year consisting of 360 days and for the actual number of days elapsed.
2.6 Required Payments.
2.6.1. Semi-Annual Payments. The Note will be payable as to principal and interest as follows:
Due Date Amount
June 30, 2020 $700,000
December 31, 2020 $700,000
June 30, 2021 $700,000
December 31, 2021 $470,000
June 30, 2022 $470,000
December 31, 2022 $434,000
2.6.2. Maturity. The entire unpaid principal balance of the Note (which the
Borrower acknowledges will be a balloon payment), together with all unpaid interest accrued thereon, will be due and payable on December 31, 2022.
2.7 Optional Prepayment. At any time and from time to time, the Borrower may prepay the outstanding principal balance of the Note, in whole or in part; provided, however, that any such prepayment must be accompanied by payment of all unpaid interest accrued on the principal amount being prepaid. Amounts prepaid on the Note may not be re-borrowed.
2.8 Making of Payments. All payments, including prepayments, of principal of, or interest on, the Note shall be made to the Lender by wire transfer on or before 2:00 p.m. on the date due, in immediately available funds. Whenever a payment is due on a day other than a

Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.
2.9 Maximum Lawful Interest Rate. It is not the intention of the Lender or the
Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between the
Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Lender for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document, exceed the maximum amount permissible under applicable law. If from any such circumstances the Lender should ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of monies advanced under the
Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate of interest on account of the Indebtedness is uniform throughout the term thereof. This Section 2.9 shall control every other provision of the Loan Documents and all other agreements between the Lender and the Borrower.
2.10 Collateral. To secure the prompt payment of the Indebtedness and the performance of all the covenants and agreements contained in this Agreement and the other Loan Documents, the Borrower will grant and maintain in favor of the Lender a valid and perfected first priority lien and security interest in and to the Collateral, subject only to Permitted Liens.
2.11 Collateral Documents. In order to provide the Lender with perfected liens, security interests and assignments in, to and of the Collateral, the Borrower will execute and deliver the following collateral documents (collectively, the "Collateral Documents") to the Lender (or cause to be executed and delivered to the Lender), on or before the Closing Date, each in form and substance satisfactory to the Lender:
(a) the Security Agreement; and
(b) 2.14.4).	the Leveling 8 Mortgage Assignments (as defined in Section
2.12 Late Fee. To the extent any principal and interest due under any Loan Document is not paid within 15 calendar days of the due date therefore, and, to the extent that the following described fee is deemed to constitute interest, subject to Section 2.9, in addition to any interest or other fees and charges due hereunder or under the applicable Loan Document, the Borrower shall pay a late fee equal to 5% of the amount of the payment that was to have been made. The Borrower agrees that the charges set forth herein are reasonable compensation to Lender for the acceptance and handling of such late payments.

2.13 Additional Documentation. The Borrower, at its expense, will promptly and diligently take all action necessary to maintain and preserve the security interests and mortgage liens granted in the Collateral and either will cause to be timely filed, together with the payment of all necessary filing fees and taxes, such UCC financing and continuation statements in such offices of public record, or will cause to be promptly delivered to the Lender such statements, instruments, assignments, documents or papers, as may be necessary, to keep the security interest granted to the Lender continuously perfected in the Collateral.
2.14 Leveling 8 Mortgage and Leveling 8 Note.
2.14.1. The Leveling 8 Obligations shall be postponed and subordinated in right of payment, lien and enforcement to the prior payment in full, of all amounts included in or payable under the Indebtedness. Until such time as the Indebtedness has been irrevocably repaid in full, no payments shall be made by or on behalf of Leveling 8 or accepted by the
Borrower upon or in respect of any Leveling 8 Obligations (whether for principal, interest or otherwise), unless such payment is specifically authorized to be made by the terms of
Section 2.14.2.
2.14.2. Notwithstanding the provisions of subsection 2.14.1 above, the following payments may be made by Leveling 8 and accepted by the Borrower as long as, in each instance, no Default or Event of Default has occurred and is continuing at the time any such payment is proposed to be made:
(1) Payments of semiannual interest accrued on the Leveling 8 Note at the rate of interest stated in the Leveling 8 Note; and
(2) Payments of semiannual principal on the Leveling 8 Note as scheduled in the Leveling 8 Note.
In the event that, notwithstanding the foregoing, any payment shall be received by the
Borrower contrary to the provisions of this Section 2.14.2, such payment shall be held by the Borrower in trust for the benefit of the Lender and shall immediately be paid over or delivered to the Lender.
The Borrower shall direct Leveling 8 to make each semiannual payment required by
Section 2.6.1 directly to the Lender, and the Borrower agrees that the amount of each semiannual payment required to be paid by Leveling 8 to the Borrower under the Leveling
8 Note shall be reduced by the amount of each direct payment made by Leveling 8 to the
Lender pursuant to this sentence. The Lender shall apply such funds upon receipt to the amounts owed under Section 2.6.1.
2.14.3. Until such time as the Indebtedness has been irrevocably repaid in full, the
Borrower agrees to not accelerate the Leveling 8 Note or foreclose or enforce the Leveling
8 Mortgage. In the event that, notwithstanding the foregoing provisions, any proceeds or distribution of assets or securities of Leveling 8, of any kind or character, whether in cash, property or securities, shall be received by the Borrower before the Indebtedness has been paid in full, such proceeds or distribution shall be received and held in trust for the benefit of the Lender and shall immediately be paid over or delivered to the Lender for application to the payment of the Indebtedness remaining unpaid until all such Indebtedness has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the Lender.
2.14.4. The Borrower shall execute and deliver to the Lender assignments to the
Lender of the Leveling 8 Mortgages at Closing (the "Leveling 8 Mortgage Assignments").
The Lender agrees that it will not file the Leveling 8 Mortgage Assignments in the real property records unless and until the occurrence of an Event of Default.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
In addition to all other representations and warranties in this Agreement, the Borrower represents and warrants to the Lender as follows:
3.1 Existence; Compliance with Law. The Borrower (i) is duly organized or formed, as applicable, validly existing and (if relevant) in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority and the legal right, to own and operate its property and assets, to lease the property and assets it leases and causes to be operated by lessee, and to conduct the business in which it is currently engaged under the Governmental Requirements of each jurisdiction in which it owns, leases and/or operates its property or assets, (iii) (if relevant)
is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or assets or the conduct of its business requires such qualification, (iv) is in material compliance with its applicable Charter Documents, and (v)
is in compliance with all Governmental Requirements, except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect.
3.2 Entity Power; Authorization; Enforceable Obligations. The Borrower has the
power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other
Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of the
Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’
rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.3 No Legal Bar. The execution, delivery and performance of this Agreement, the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Governmental Requirement or any contractual or other obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on the Borrower’s assets, properties or revenues pursuant to any Governmental Requirement or any such contractual or other obligation (other than the Liens created by the Loan Documents). No Governmental Requirement or contractual or other obligation applicable to the Borrower or the Borrower’s properties or assets could reasonably be expected to have a Material Adverse Effect. No performance of a contractual or other obligation by the Borrower, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Permitted Lien) on the property, assets or revenues of the Borrower.
3.4 Licenses, Permits, Etc. The Borrower possesses all licenses, permits, consents, approvals, franchises and intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary for the Borrower to own its assets and properties, except for those licenses, permits, consents, approvals, franchises and intellectual property the failure of which to possess could not reasonably be expected to have a Material Adverse Effect. The Borrower is not in violation in any material respect of the terms under which it possesses any licenses, permits, consents, approvals, franchises and intellectual property owned by the Borrower or the right to use such licenses, permits, consents, approvals, franchises and intellectual property.
3.5 Compliance. No consent or approval of any Governmental Authority or any other
Person is required as a condition to the validity or performance of any Loan Document, and the
Borrower is in compliance with all Governmental Requirements to which the Borrower is subject.
3.6 Contractual Default. The Borrower is not in default under or with respect to any of its contractual obligations in any respect that could reasonably be expected to have a Material
Adverse Effect.
3.7 Litigation. There is no litigation, investigation or proceeding of or before any arbitrator, mediator or any Governmental Authority or, to the Borrower’s knowledge, threatened by or against the Borrower or against any of the Borrower’s assets, properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
3.8 No Conflicting Agreements. There is no provision of any existing agreement, mortgage, indenture, instrument, document or contract binding on the Borrower or affecting any property or asset of the Borrower, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.
3.9 Insurance. All policies of insurance of any kind or nature of the Borrower, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, if and as applicable, are in full force and effect as of the date of this Agreement and are of a nature and provide such coverage as is customarily carried by businesses of the size and character of the

Borrower. The Borrower has not been refused insurance for any material coverage for which it has applied or has had any policy of insurance terminated (other than at the Borrower’s request).
3.10 Taxes. The Borrower has timely filed (or caused to be timely filed) all federal, state and other tax returns, reports and statements (collectively, “Tax Returns”) that are required to be filed by the Borrower with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed; all such Tax Returns are true and correct in all material respects; the Borrower has timely paid, prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, all taxes shown to be due and payable on said Tax Returns or on any assessments made against the Borrower or any of the Borrower’s properties or assets, and all other taxes, fees or other charges imposed on the Borrower or any of the Borrower’s properties or assets by or otherwise due and payable to any Governmental
Authority (other than any for which the amount or validity of which are currently being contested in good faith by appropriate proceedings); and no tax Lien has been filed against the property or assets of the Borrower, and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge. No Tax Return is under audit or examination by any
Governmental Authority and no notice of such an audit or examination or any assertion of any claim for taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower (if and to the extent any such withholdings are so required) for all periods in full and complete compliance with the tax, social security, health care and unemployment withholding provisions of applicable Governmental Requirements, and such withholdings (if any) have been timely paid to the respective Governmental Authorities. The
Borrower (i) does not intend to treat the Loan or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4), and (ii) is not aware of any facts or events that would result in such treatment.
3.11 No Default. No Default or Event of Default has occurred and is continuing.
3.12 Adverse Circumstances. Neither the business nor any property or asset of the
Borrower is presently affected by any fire, explosion, accident, strike, lockout, or other dispute, embargo, act of God, act of public enemy or terrorism, or similar event or circumstance, nor has any other event or circumstance relating to the Borrower's business, affairs, properties or assets occurred, any of which could have a Material Adverse Effect.
3.13 Accuracy of Information. To the Borrower's knowledge, after due inquiry, all factual information furnished to Lender in connection with this Agreement and the other Loan
Documents is and will be true, accurate and complete in all material respects on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading, provided that, with respect to projected financial information, the Borrower only represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
3.14 Environmental. To the Borrower’s knowledge, after due inquiry, the conduct of the Borrower's business operations and the condition of the Borrower's properties or assets owned, operated or managed by the Borrower does not, and the condition of the Borrower's properties or assets which are operated or managed by others does not, violate any Environmental Law or any other Governmental Requirement relating primarily to the environment, Hazardous Materials, or health and safety. The Borrower has not received notice of, nor are there presently existing, any judicial, administrative, arbitral or other proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law or any environmental permit to which the
Borrower is, or to the Borrower’s knowledge, will be, named as a party that is pending or, to the
Borrower’s knowledge, threatened. The Borrower has not received any written request for information, or been notified that the Borrower is a potentially responsible party under or relating to any Environmental Law, or with respect to any Hazardous Materials or matters of environmental concern. The Borrower has not entered into or agreed to any consent decree, order, or settlement or other agreement or undertaking, and the Borrower is not subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law or any other
Governmental Requirement relating primarily to the environment or Hazardous Materials. The
Borrower has not assumed or retained, by contract, operation of law or otherwise, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Materials or matters of environmental concern.
3.15 Compliance With Laws. The Borrower is presently in compliance in all material respects with all applicable Governmental Requirements to which the Borrower, or any of the
Borrower's assets or properties, is subject (except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect), provided that this warranty is made to the Borrower's knowledge with respect to the Borrower's assets or properties which are operated or managed by other Persons.
3.16 Solvency; Compliance with Financial Covenants. The Borrower is, and after giving effect to the incurrence of all Indebtedness being incurred in connection herewith will be and will continue to be, Solvent.
3.17 Margin Regulations; Investment Company Act.
3.17.1. No part of the proceeds of any Loan will be used for buying or “carrying”
any “margin stock” within the respective meanings of each of the quoted terms under
Regulation U (as defined within the applicable Governmental Requirements promulgated by the applicable Governmental Authorities from time to time) as now and from time to time hereafter in effect or for any purpose that violates the provisions of any Governmental
Authority. If requested by Lender, the Borrower will furnish to Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
3.17.2. The Borrower is not an “investment company”, or a company “controlled”
by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Governmental
Requirement which limits its ability to incur Indebtedness, other than Regulation X (as defined within the applicable Governmental Requirements promulgated by the applicable
Governmental Authorities from time to time).
3.17.3. The Borrower and each of its respective Affiliates are in compliance, in all material respects, with the Patriot Act. None of the proceeds of the Loan will be used,

directly or indirectly, (a) for the purpose of making any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or otherwise in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person, in any instance in violation of any Anti-Corruption Laws, (b)
for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to the Borrower. Neither the
Borrower, nor any Affiliate of the Borrower: (a) is a Sanctioned Person; (b) owns assets in a Sanctioned Person; or (c) derives any of its operating income from investments in, or transactions with Sanctioned Persons.
3.18 Financial Condition. The Borrower does not have any Guarantee Obligations, unusual or long-term commitments, or other liabilities as of the date of this Agreement.
3.19 ERISA. The Borrower does not maintain any employee pension or other defined benefit plan or trust for the benefit of its employees which is subject to Title IV of ERISA.
3.20 Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date of Closing and each date of funding of a Loan, and in all instances shall be true and correct in all material respects and not misleading.

ARTICLE IV
AFFIRMATIVE COVENANTS
Until the Indebtedness has been paid and satisfied in full, and unless Lender shall otherwise consent in writing, the Borrower agrees to perform or cause to be performed the following:
4.1 Financial Statements.
4.1.1. Annual Borrower Statements. Within 90 days after the close of each fiscal year, the Borrower will furnish to the Lender a copy of the Borrower’s audited annual financial statements for such fiscal year, containing at least a balance sheet as of the close of such fiscal year and statement of income for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP.
4.1.2. Quarterly Borrower Statements. Within 45 days after the close of each quarter of each fiscal year (except with respect to the fourth quarter of each fiscal year), the Borrower will furnish to the Lender copies of the Borrower's unaudited company prepared quarterly financial statements, each prepared in the same manner as the financial statements referred to in Section 4.1.1, and containing at least a balance sheet as of the close of such quarter and statement of income for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.
4.1.3. Compliance Certificates. Each set of annual or quarterly financial statements furnished by the Borrower to the Lender pursuant to Sections 4.1.1 and 4.1.2 shall be accompanied by a completed Compliance Certificate, signed by the chief executive officer or chief financial officer of the Borrower, (i) stating that such officer, after due inquiry, has no knowledge of the occurrence of a Default or an Event of Default and that, to the knowledge of such officer, after due inquiry, the Borrower have complied with the terms of the Loan Documents to which each is a party in all material respects, or, in the event such officer has knowledge of a Default or an Event of Default or that any of the terms of the Loan Documents has not been complied with in all material respects, the nature of such Default or Event of Default or non-compliance will be specified in such
Compliance Certificate together with any steps being taken by the Borrower to correct such
Default or Event of Default or non-compliance, and (ii) demonstrating the Borrower's compliance with the financial covenant set forth in Article VI.
4.2 Notifications.
4.2.1. Litigation. The Borrower will promptly furnish the Lender with notice of any litigation involving the Borrower where the amount sued for or the value of the
Property involved (after taking into account any amount which is fully covered by insurance) is in excess of $200,000, or which, if the outcome were adverse to the Borrower, could reasonably be expected to materially adversely affect the financial condition, business or operations of the Borrower.
4.2.2. Liens. The Borrower will notify the Lender of the existence or asserted existence of any Liens (other than Permitted Liens) on any Properties of the Borrower, promptly upon the Borrower's obtaining knowledge thereof.
4.2.3. Default. The Borrower will notify the Lender as soon as practicable, but in any event within ten (10) days after the Borrower knows or has reason to know that any of the following has occurred: (i) any Default or Event of Default, or (ii) any material change in the accounting practices and procedures of the Borrower, including a change in the fiscal year of the Borrower.
4.3 Accounting Procedures. The Borrower will maintain adequate and accurate books and records of account in accordance with GAAP. The Lender will, upon reasonable request, have the right to examine and copy the books and records of the Borrower and to meet with the Borrower to discuss its business affairs, finances and accounts.
4.4 Permits. The Borrower will obtain and maintain in effect all Permits which are (i)
material to its business, Properties, operations or condition, financial or otherwise, and/or (ii)
necessary for it to carry on its business as contemplated to be conducted.
4.5 Existence. The Borrower will maintain its existence as a corporation and will remain in good standing under the laws of the State of Oklahoma.
4.6 Maintenance of Properties. The Borrower will maintain (or cause to be maintained)
all of its Properties in good and workable condition, repair and appearance and will protect the same from deterioration, other than normal wear and tear, at all times.

4.7 Compliance with Laws. The Borrower will comply in all material respects with all
Laws to which it is subject or by which its Properties are bound or affected, including all Laws pertaining to its business and operations, except to the extent that any of the foregoing are being diligently contested in good faith by appropriate legal proceedings and against which there are established reserves in accordance with sound business practices and GAAP.
4.8 Taxes; Other Liens. The Borrower will pay (or cause to be paid) prior to delinquency all taxes, assessments, governmental charges or levies, and all claims for labor, materials, supplies, rent and other obligations which, if unpaid, might become a Lien against any of its Property, excluding only liabilities being diligently contested in good faith by appropriate legal proceedings and against which there are established reserves in accordance with sound business practices and GAAP.
4.9 Further Assurances. The Borrower will, from time to time, promptly cure any defects or omissions in the execution and delivery of this Agreement or any of the other Loan
Documents signed pursuant to this Agreement, including the execution and delivery of additional documents reasonably requested by the Lender in order to carry out and give effect to the provisions of this Agreement and the other Loan Documents.
4.10 Performance of Obligations. The Borrower (i) will pay the Note according to the reading, tenor and effect thereof, and (ii) will do and perform every act and discharge all of the obligations provided to be performed and discharged under this Agreement and all other Loan
Documents to which it is a party at the time or times and in the manner therein specified.
4.11 Maintenance of Insurance.
4.11.1. Required Insurance. The Borrower will maintain, or cause to be maintained in full force and effect (i) casualty insurance on all real and personal property on an allrisks basis (including the perils of flood and quake) covering the lesser of the amount of the Loan or the repair and replacement cost of all such Property, (ii) insurance coverage for public liability insurance in amounts and with deductibles acceptable to the Lender, and
(iii) such other insurance coverage in such amounts and with respect to such risks as the
Lender may reasonably request. All such insurance shall be provided by financially sound and reputable insurance companies not Affiliates of the Borrower and having a minimum
A.M. Best rating of A, size category VII. On or prior to the Closing Date, and at all times thereafter, the Borrower will cause the Lender to be named as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section
4.11.1 pursuant to endorsements in form and content acceptable to the Lender. The
Borrower will deliver to the Lender (i) on or before the Closing Date, a certificate from the
Borrower’s insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of the Lender from time to time full information as to the insurance carried, (iii)
within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this
Agreement, and (iv) immediately, notice of any cancellation or nonrenewal of coverage by the Borrower. In the event the Borrower fails to provide the Lender with evidence of the insurance coverage required by this Agreement, the Lender may purchase insurance at the
Borrower’s expense. The coverage purchased by the Lender may, but need not, protect the
Borrower’s interests. The Borrower may later cancel any insurance purchased by the
Lender, but only after providing the Lender with evidence that Borrower has obtained insurance as required by this Agreement. If Lender purchases insurance, to the fullest extent provided by law, the Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by the Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The Borrower acknowledges that the costs of insurance purchased by the Lender may be more than the cost of insurance that the Borrower would be able to obtain on their own.
4.11.2. Compliance With Insurance Conditions. The Borrower shall not bring or keep any article on its properties, or cause or knowingly allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by Section 4.11.1 or would otherwise be prohibited by the terms thereof.

ARTICLE V
NEGATIVE COVENANTS
Until the Indebtedness has been paid and satisfied in full, and unless the Lender shall otherwise consent in writing, the Borrower will not perform or permit to be performed any of the following acts:
5.1 Creation of Liens. The Borrower will not create, assume or suffer to exist any Lien on any portion of the Collateral or on any of its other Properties, whether now owned or hereafter acquired, except for the following (collectively, "Permitted Liens"):
(a) deposits to secure payment of worker's compensation,
unemployment insurance and other similar benefits;
(b) Liens for property taxes not yet delinquent or are being diligently contested in good faith by appropriate legal proceedings and against which there are established reserves in accordance with sound business practices and GAAP;
(c) statutory Liens against which there are established adequate reserves and which (i) are being contested in good faith by appropriate legal proceedings or
(ii) arise in the ordinary course of business and secure obligations which are not yet due and not in default;

(d) Liens of judgments, execution, attachment or similar process which will not result or have not yet resulted in the occurrence of an Event of Default as set forth in Article VIII of this Agreement;
(e) other encumbrances approved in advance in writing by the Lender;
and
(f) Liens in favor of the Lender.
5.2 Restrictions on Debt. The Borrower will not create, incur, assume or suffer to exist any Debt, other than:
(a) Indebtedness under the Loan Documents;
(b) trade accounts payable incurred in the ordinary course of business which are not past due or in default;
(c) other Debt owing to the Lender; and
(d) Debt arising after the Closing in the event the Borrower elects to pay annual insurance premiums on a deferred basis.
5.3 Restrictions on Guarantee Obligations. The Borrower will not create, incur or suffer to exist any Guarantee Obligations.
5.4 Sale of Assets. The Borrower will not Transfer, whether pursuant to a single transaction or a series of transactions, all or any portion of its Property (or any interest therein) or any other material Property owned by it. Notwithstanding the foregoing, the Borrower may (i) sell inventory and collect its accounts receivable in the ordinary course of business, (ii) Transfer personal property or fixtures which, in the reasonable judgment of the Borrower, have become obsolete or unfit for use or which are no longer useful in the Borrower’s operations, on the condition that the Borrower shall replace such personal property or fixtures by, or substitute for the same, other personal property or fixtures (not necessarily of the same character) owned by the
Borrower, which shall (A) be of at least equal value to the personal property or fixtures disposed of, and (B) perform a function or serve a purpose the same as, similar to or related to that of the personal property or fixtures disposed of; and (iii) grant Permitted Liens.
5.5 Changes in Structure. The Borrower will not: (i) merge or consolidate with any
Person (or enter into any merger or consolidation agreement or plan), or permit any such merger or consolidation with it; or (ii) liquidate, wind-up or dissolve (or take or permit any action to liquidate, wind-up or dissolve).
5.6 Limitations on Distributions. Except as otherwise provided herein, and if no Default or Event of Default has occurred and is continuing, the Borrower may make Distributions, provided, however, that no such Distribution would cause the Borrower to be in default of any covenant contained herein or in the Loan Documents.

5.7 Restrictions on Loans. The Borrower will not make any loan, advance or other extension of credit, directly or indirectly, to or for the benefit of any other Person.
5.8 Transactions With Affiliates. Except as contemplated by this Agreement, the
Borrower will not (i) enter into any other transaction, including the purchase, sale or exchange of property, with any Affiliate, or (ii) make any payments to any Affiliate for services performed or equipment or materials provided, except to reimburse such Affiliate for its actual cost of performing such services or providing such equipment or materials, which actual cost shall not, in any event, exceed the amount that would be charged by a non-Affiliate under a bona fide, arm'slength contract for performance of such services or provision of such equipment and materials.
5.9 Creation of Plans Under ERISA. The Borrower will not establish or become obligated to make contributions with respect to any employee pension plan or other defined benefit plan or trust for the benefit of its employees which is subject to Title IV of ERISA.
5.10 Sale-Leaseback Transactions. The Borrower will not make or permit the occurrence of any sale, transfer or disposition of any of its real or personal Property followed by its leasing or rental of such Property, or any portion thereof, as lessee.
5.11 Modification of Documents. The Borrower will not participate in, enter into, suffer or permit any material amendment, modification, restatement, cancellation or termination of any of its Charter Documents.

ARTICLE VI
FINANCIAL COVENANT
Until the Indebtedness has been paid and satisfied in full, and unless the Lender shall otherwise consent in writing, the Borrower will not:
6.1 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio calculated as of each September 30, beginning September 30, 2020, to be less than 1.25 to one (1.25:1.00).

ARTICLE VII
CONDITIONS PRECEDENT; ADMINISTRATION OF LOAN
7.1 Closing. The Closing will take place at the offices of the Lender in Tulsa
Oklahoma, on March __, 2020, or at such other place or date as the parties shall mutually agree, provided that all conditions to the Closing set forth in Section 7.2 have been satisfied.
7.2 Conditions to Closing. The commitment of the Lender to establish the Loan is subject to the Borrower's satisfaction of the following conditions precedent at or as of the Closing:
7.2.1. Loan Documents. This Agreement and all other Loan Documents shall have been duly and validly authorized, executed, acknowledged (where appropriate) and delivered to the Lender by the appropriate parties thereto, all in form and substance satisfactory to the Lender.

7.2.2. Perfection. All actions and filings shall have been made or taken as are necessary to create and perfect the liens, security interests and assignments contemplated by Section 2.11, including the filing and recording of appropriate UCC financing statements and fixture filings.
7.2.3. Existence and Authority. The Borrower shall have provided or caused to be provided to the Lender the following documents, each in form and substance satisfactory to the Lender and its counsel:
(a) a true and correct copy of the certificate of formation of the
Borrower, including all amendments thereto, certified by the Oklahoma Secretary of State;
(b) true and correct copy of the operating agreement of the Borrower, including all amendments thereto, certified by the secretary or other authorized officer of the Borrower;
(c) a good standing certificate issued by the Oklahoma Secretary of
State not more than thirty (30) days prior to the Closing, certifying as to the due formation, valid existence and good standing of the Borrower;
(d) true and correct copies of the resolutions or approvals adopted by the Borrower, duly authorizing the borrowings contemplated hereunder and the execution, delivery and performance of the Loan Documents to which the Borrower is a party;
(e) a certificate executed by a manager, or by the president or the secretary, of the Borrower stating the names of the officers authorized to execute and deliver the Loan Documents on behalf of the Borrower and containing specimen signatures of such officers; and
(f) any other information requested by the Lender at least three days prior to the Closing in order to verify the identity of the Borrower, as required by
Section 326 of the PATRIOT Act.
7.2.4. Insurance. The Lender shall have received copies of insurance policies, or binders or certificates of insurance, in form and substance satisfactory to the Lender, evidencing that the Borrower has obtained and is maintaining the minimum insurance coverages required by this Agreement and the Loan Documents, together with all required endorsements of such policies.
7.2.5. UCC Searches. The Lender shall have received certified responses to UCC lien search requests reflecting that there are no effective UCC financing statements on file in any filing offices in the State of Oklahoma naming the Borrower as debtor, other than financing statements relating to Permitted Liens.
7.2.6. Loan Fee. The Lender shall have received a loan fee from the Borrower equal to $17,373.

7.2.7. Closing Certificate. The Lender shall have received a certificate signed by a manager of the Borrower, certifying that, to the best of his or her knowledge, after due investigation, all representations and warranties of the Borrower contained in this
Agreement and the other Loan Documents are true and correct as in all material respects as of the Closing, that no Default or Event of Default exists as of the Closing, and that all of the conditions specified in this Section 7.2 have been satisfied.

ARTICLE VIII
EVENTS OF DEFAULT
8.1 Events of Default. The occurrence of any of the following events or existence of any of the following circumstances, unless waived in writing by the Lender, shall constitute a
"Default" and if not remedied within any applicable cure period shall constitute an "Event of
Default":
8.1.1. Nonpayment. If the Borrower shall fail to pay any installment of principal or interest on the Loan when due (whether at the stated due date, upon maturity, upon acceleration or otherwise).
8.1.2. Other Nonpayment. If the Borrower shall fail to pay or reimburse when due any other amount payable by the Borrower to the Lender under this Agreement or any other
Loan Document and such failure shall continue for a period of 10 days after the Lender gives notice of such failure to the Borrower.
8.1.3. Representations and Warranties. If any representation, statement, certificate, schedule or report made or furnished to the Lender by or on behalf of the
Borrower shall prove to have been false or erroneous in any material respect as of the date on which such warranty or representation was made.
8.1.4. Breach of Covenants. If the Borrower fails to perform or observe any term, covenant or agreement contained in (a) Article IV and such failure continues unremedied for more than twenty (20) days after the Lender gives notice of such failure to the Borrower, provided, however, that if such default cannot be fully remedied within such 20-day period, but can reasonably be expected to be fully remedied, such default shall not constitute an
Event of Default if the Borrower shall promptly upon receipt of such notice commence the curing of such default and shall thereafter diligently prosecute and complete the same within ninety (90) days of receipt of written notice from the Lender or such longer period of time as the Lender in its sole discretion may agree, or (b) Article V or Article VI.
8.1.5. Default Under Loan Documents. If a material default shall be made in the due observance or performance by the Borrower of any of the covenants or agreements contained in any other Loan Document to which it is a party, and such default shall continue unremedied beyond the expiration of any grace period expressly provided in the applicable
Loan Document, or if any "event of default" shall occur under the Note or any of the other
Loan Documents pursuant to the terms thereof and such event of default shall continue beyond the expiration of any applicable cure period.

8.1.6. Insolvency. If the Borrower shall (i) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator for itself or its Property, (ii) admit in writing the inability to pay, or generally fail to pay, its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation, or if company action is taken for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this Section 8.1.6, which appointment or proceeding is not terminated or discharged within ninety (90) days, or (vi) become insolvent.
8.1.7. Judgments. If Borrower shall have entered against it by any court a final judgment or judgments for the payment of money in an aggregate amount (exclusive of any portion covered by insurance) in excess of $200,000 and such judgment(s) shall remain undischarged for a period of 45 consecutive days (unless stayed on appeal), or if any legal action shall be taken by a judgment creditor to attach or levy upon any Properties of the
Borrower to enforce any such judgment.
8.1.8. Default on Other Funded Debt. If Borrower shall fail to pay any principal or interest on any Funded Debt in excess of $100,000 as and when the same shall become due and payable and such default shall continue beyond the expiration of any applicable grace period expressly provided, or if any default or event of default shall occur under the terms of any agreement or other document which would entitle the holder or holders thereof to accelerate the maturity thereof.
8.1.9. Material Contracts. If the Borrower shall default in the payment or performance of its obligations, duties, covenants or agreements under the terms of any agreement or contract that is material to its affairs, financial or otherwise, and such default shall continue beyond the expiration of any applicable grace period expressly provided
(unless such default is being disputed by appropriate legal proceedings and adequate reserves therefor have been established on the Borrower's books and records).
8.1.10. Unenforceability. If this Agreement or any other Loan Document shall for any reason cease to be a valid, binding and enforceable obligation of the Borrower or any other party thereto, or if any of the Loan Documents shall cease to create a valid and perfected, first priority Lien (subject only to Permitted Liens) on the Collateral covered thereby.
8.1.11. Leveling 8 Mortgage; Leveling 8 Note. If a default or event of default occurs under a Leveling 8 Mortgage or the Leveling 8 Note.
8.2 Acceleration of Indebtedness. If any Event of Default specified in Section 8.1.6 shall occur, all obligations of the Lender hereunder, including any obligation to make further advances under the Loan, will automatically terminate, and the Loan and all other outstanding
Indebtedness will become immediately due and payable, without notice or demand. If any other
Event of Default shall occur and be continuing, the Lender may, at its option, without notice or demand, terminate its obligations hereunder, including any obligation to make further advances under the Loan, and declare the Loan and all other outstanding Indebtedness to be immediately due and payable, whereupon the same shall become forthwith due and payable.
8.3 Exercise of Remedies. Upon the occurrence and during the continuation of any
Event of Default, the Lender shall be entitled to exercise all rights and remedies available to it under the Loan Documents and applicable Law, through judicial action or otherwise, including:
(i) commencing one or more actions against the Borrower and reducing the claims of the Lender to judgment; and (ii) foreclosing, realizing upon or otherwise enforcing the Lender's rights in and
Liens on the Collateral.
8.4 Selective Enforcement. In the event Lender elects to selectively and successively enforce its rights under this Agreement or any one or more of the other Loan Documents, or against any portion of the Collateral, such action shall not be deemed a waiver or discharge of any other right, lien or encumbrance until such time as the Lender shall have been paid in full all
Indebtedness of the Borrower to the Lender.
8.5 Waiver of Default. The Lender may, by an instrument in writing signed by the
Lender, waive any Event of Default and any of the consequences of such Event of Default, and, in such event, the Lender and all other parties hereto shall be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived shall for all purposes of this Agreement be deemed to have been cured and not to be continuing; but no such waiver shall extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.
8.6 Deposits; Setoff. Regardless of the adequacy of any other collateral held by Lender, any deposits or other sums credited by or due from the Lender to the Borrower shall at all times constitute collateral security for the Indebtedness, and may be set off against the Loan in any manner the Lender shall choose and any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising to the Lender. The rights granted by this section shall be in addition to the rights of the Lender under any statutory banker's lien or the common law right of set-off.
8.7 Application of Payments. From and during the continuation of any Event of
Default, any monies or property received by the Lender pursuant to this Agreement or any other
Loan Document or the exercise of any rights or remedies under any Loan Document or other agreement which secures any of the Indebtedness, shall be applied in the following order:
First, to payment of that portion of the Indebtedness constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the
Lender) payable to the Lender in its capacity as such;
Second, to payment of that portion of the Indebtedness constituting accrued and unpaid interest on the Loan;
Third, to payment of that portion of the Indebtedness constituting unpaid principal of the Loan and to payment of amounts due under any Treasury Management Agreement between the Borrower and the Lender, or any Affiliate of the Lender; and

Last, the balance, if any, after all of the Indebtedness has been indefeasibly paid in full, to the Borrower or to such other Persons who may be lawfully entitled to receive such excess.

ARTICLE IX
EXPENSES AND INDEMNITY
9.1 Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and including without limitation all recording and filing fees, recording costs, examinations of and certifications as to public records, title insurance premiums, survey costs, expenses to clear title, appraisal fees and costs of required environmental assessments, and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan
Documents, including its rights under this Section 9.1, or (B) in connection with the Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.
9.2 Indemnification by Borrower. The Borrower shall indemnify the Lender and the
Lender's Related Parties of any of the foregoing Persons (each such Person being called an
"Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the administration of this Agreement and the other Loan
Documents or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, or any
Environmental Liability related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any
Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
9.3 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages
(as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this
Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan. No Indemnitee referred to in Section 9.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
9.4 Expenses Following Default. Upon the occurrence of an Event of Default, the
Borrower will from time to time, within thirty (30) days after a request made by the Lender, reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any other Loan Documents, or to collect upon the Note or any of the Indebtedness, or to enforce the rights of Lender under this Agreement and any other Loan Documents, which amounts will include all court costs, bonds, reasonable attorneys' fees and expenses, reasonable fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the applicable Default Rate on each such amount from the date the same is due and payable to the Lender until the date it is repaid to the Lender. All amounts advanced in connection herewith shall be secured by the Collateral.
9.5 Payments. All amounts due under Article IX shall be payable not later than thirty
(30) days after demand therefor.
9.6 Survival. The agreements in Article IX shall survive the replacement of the Lender, and the repayment, satisfaction or discharge of all of the other Obligations.

ARTICLE X
MISCELLANEOUS PROVISIONS
The parties further agree as follows:
10.1 Participating Lender. In the event the Lender shall determine at any time or from time to time to sell one or more participation interests in the Loan to one or more other financial institutions or other lenders, the Borrower agrees that, subject to the terms of the agreements of participation, each participating lender will be entitled to rely on the terms of this Agreement and the other Loan Documents as fully as if such participating lender had been named as the holder of the Note and a party to this Agreement and the other Loan Documents. Any costs or expenses incurred by the Lender in negotiating, preparing or entering into any such participation agreement shall be paid by the Lender.
10.2 Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising any right or remedy under this Agreement and the documents signed pursuant to this
Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right thereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

10.3 [Reserved.]
10.4 Notices. All notices, requests and demands required or authorized hereunder shall be given in writing and served in person, delivered by certified mail, return receipt requested, delivered by nationally recognized overnight courier, or transmitted by telefacsimile (fax), addressed as follows:
Borrower:	Addvantage Technologies Group, Inc. Attn: Scott Francis
1221 E Houston
Broken Arrow, OK 74012
With a copy to:	Leveling 8, Inc. Attn: David E Chymiak
21553 E Apache St
Catoosa, OK 74015
Lender:	Vast Bank, N.A. Attn: Lauren Smith
110 N Elgin STE 500
Tulsa, OK 74120
Lauren.Smith@Vast.Bank
With a copy to:	Jason B. Coutant Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172-0148
Fax: (918) 586-8682
or at such other address as either party hereto shall designate for such purpose in a notice to the other party hereto. Notices served in person or via overnight courier shall be effective and deemed given when delivered, notices sent by certified mail shall be effective and deemed given five
Business Days after being deposited in the U.S. mail, postage prepaid, and notices transmitted by telefacsimile will be deemed given when sent if between the hours of 8 a.m. and 5 p.m. of the recipient’s time zone (and if not, it shall be deemed given on the next Business Day), as indicated
by the sender's written confirmation of transmission.
10.1 APPLICABLE LAW. THE OBLIGATIONS EVIDENCED BY THE TERM
NOTE WAS NEGOTIATED, EXECUTED, DELIVERED AND CONTRACTED IN TULSA,
OKLAHOMA, AND THIS AGREEMENT AND ALL LOAN DOCUMENTS SIGNED
PURSUANT TO THIS AGREEMENT SHALL BE DEEMED TO BE CONTRACTS MADE
UNDER THE LAWS OF THE STATE OF OKLAHOMA AND SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.
10.2 Not A Joint Venture. Nothing in this Agreement shall be construed to constitute the Lender as a joint venturer with the Borrower or to constitute a partnership.

10.3 Binding Effect. This Agreement and the Loan Documents shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that without the prior, written consent of the Lender, the Borrower shall not assign or transfer any of its interest, rights or obligations arising out of or relating to this Agreement or any other Loan Documents.
10.4 Survival of Representations and Warranties. All representations and warranties made herein will survive the delivery of this Agreement and the making of any advances under the
Loan.
10.5 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein for all purposes, and shall be considered a part of this Agreement.
10.6 Severability. In the event any one or more of the provisions contained in this
Agreement or any other Loan Document shall, for any reason, be held to be invalid, illegal or unenforceable in any respect and in any jurisdiction, (i) such invalidity, illegality or unenforceability shall not affect any other provision thereof, (ii) the remaining provisions shall remain in full force and effect, (iii) such invalid, illegal or unenforceable provision shall not be affected in any other jurisdiction, and (iv) there shall be added to the affected document a provision, to be prepared by the Lender and its counsel, as similar as possible to the invalid, illegal or unenforceable provision but so as to be valid, legal and enforceable.
10.7 Entire Agreement; Conflicting Provisions. This Agreement and the Loan
Documents referred to herein constitute the entire agreement of the parties hereto with respect to the Loan and all matters arising out of or related thereto. In the event of any conflict between or among the provisions of this Agreement and the provisions of any other Loan Documents, the provisions of this Agreement shall control.
10.8 Waivers. No act, delay, omission or course of dealing between or among the parties hereto will constitute a waiver of their respective rights or remedies under this Agreement or the documents signed pursuant to this Agreement. No waiver, change, modification or discharge of any of the rights and duties of the parties hereto will be effective unless contained in a written instrument signed by the party sought to be bound.
10.9 SUBMISSION TO JURISDICTION. ALL ACTIONS OR PROCEEDINGS WITH
RESPECT TO THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE OR FEDERAL
COURT SITTING IN TULSA, OKLAHOMA, AS THE LENDER MAY ELECT, AND BY
EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER
IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE
JURISDICTION (BOTH SUBJECT MATTER AND PERSON) OF EACH SUCH COURT.
10.10 PATRIOT Act Notification. The Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the
PATRIOT Act.

10.11 WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER
HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN
ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE
LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND
AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE
A COURT AND NOT BEFORE A JURY. EACH OF BORROWER AND LENDER
ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER
INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN
ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS,
AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR
RELATED FUTURE DEALINGS. EACH OF BORROWER AND LENDER WARRANTS
AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING
THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY
AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
10.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic (pdf) means shall be effective as delivery of a manually executed counterpart of this Agreement.
[signatures on following page]

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed, effective as of the date first above written.
"Borrower": ADDVANTAGE TECHNOLOGIES GROUP,
INC.
By: /s/ Joseph E. Hart
Name: Joseph E. Hart
Title: CEO
"Lender": VAST BANK, N.A.
By: /s/ Lauren N. Smith
Name: Lauren N. Smith
Title: Vice President

Acknowledgement
The undersigned, David E. Chymiak, Leveling 8 Inc. and David Chymiak LLC, each (i)
acknowledge receipt of drafts of the Loan Agreement between Vast Bank, N.A. and Addvantage
Technologies, Inc. and the other Loan Documents, (ii) agree to the conditions of Section 2.14 of such Loan Agreement, including without limitation the condition that payments on the Leveling 8
Note be made directly to Vast Bank, N.A. until and through the December 31, 2022 payment, and
(iii) that a part of the Collateral securing the Loan from Vast Bank, N.A. to Addvantage
Technologies, Inc. is all of Addvantage Technologies, Inc.'s rights in and to the Leveling 8
Mortgages, the Leveling 8 Note, the Chymiak Guaranty and the Chymiak Pledge. Capitalized
terms not defined in this acknowledgement are hereby assigned the meanings ascribed to them in the Loan Agreement.

/s/ David E. Chymiak
David E. Chymiak
LEVELING 8 INC.
By: /s/ David E. Chymiak
Name: David E. Chymiak
Title: President
DAVID CHYMIAK LLC
By: /s/ David E. Chymiak
Name: David E. Chymiak
Title: Sole Member